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                                                                   EXHIBIT 10.13

                              EMPLOYMENT AGREEMENT

     THIS EMPLOYMENT AGREEMENT (this "Agreement") is entered into as of _________________, 2005 (the "Effective Date"), by and between USG&E, INC. a Delaware corporation ("USG&E"), and DOUG MARCILLE, a resident of Florida ("Employee").

                                    RECITALS:

     WHEREAS, Employee has become employed by USG & E; and

     WHEREAS, USG&E wishes to employ Employee and to obtain reasonable protection against unfair competition by Employee, and Employee wishes to be an employee of USG&E and grant such protection to USG&E, all on the terms and conditions set forth herein.

     NOW, THEREFORE, in consideration of the mutual representations, warranties, covenants and agreements set forth herein, the parties hereto agree as follows:

                                   AGREEMENT:

     1. Employment.

          (a) Employment. During the Term (as defined in Section 1(b) below), USG&E shall employ Employee as the President and Chief Executive Officer of USG&E, and Employee shall provide services to USG&E consistent with such position. In such position, Employee shall also perform services for any subsidiary of USG&E for no other consideration.

          (b) Term. The term of this Agreement shall commence on the Effective Date and, unless earlier terminated pursuant to Section 3 below, shall continue for a period of thirty-six (36) months thereafter (the "Term").

          (c) Duties and Responsibilities. During the Term, Employee shall devote his full time and efforts to the service of USG&E, shall perform his duties honestly, diligently, competently, in good faith and in the best interests of USG&E and shall use his best efforts to promote the interests of USG&E. Employee shall perform the duties consistent with his role as President and Chief Executive Officer, subject to direction from USG&E's Board of Directors.

     2. Compensation and Benefits.

          (a) Base Salary. In consideration for the Employee's services hereunder and the restrictive covenants contained herein, USG&E shall pay to Employee a base salary of $244,000 (the "Salary"). The Salary shall be payable in accordance with USG&E's customary payroll practices.
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          (b) Bonus. In addition to the Salary and as additional consideration for Employee's agreement to the restrictions set forth in Sections 4 and 5 below, and upon the attainment of such targets as the Board of Directors of USG&E shall set, USG&E shall pay to Employee a bonus (the "Bonus") of up to 60% of his base salary. Such targets shall be set annually in advance or otherwise agreed to by the Board of Directors.

          (c) Special Compensation. USG&E shall pay Employee's costs of maintaining his CPA license and his membership in the Massachusetts Bar, including costs associated with continuing education required to maintain such license and membership.

          (d) Other Compensation Programs. Employee shall be entitled to participate in any incentive and deferred compensation programs, stock option and other equity based programs and such other programs as may be established and maintained from time to time for the benefit of USG&E's executive officers or employees, subject to the provisions of such programs.

          (e) Vacations. Employee shall be entitled to vacation on an annual basis in accordance with USG&E's published policies. Employee shall be entitled to be reimbursed for any accrued and unused vacation time as of the date he is no longer an employee of USG&E.

          (f) Fringe Benefits. Employee shall be entitled to participate in any health, dental, life, and disability insurance programs and in any pension, profit sharing or other fringe benefit programs that may be established and maintained from time to time for the benefit of USG&E's executive officers or employees, subject to the provisions of such plans and programs.

          (g) Expenses. The Employee shall be reimbursed for all out of pocket expenses reasonably incurred by him on behalf of or in connection with the business of USG&E, pursuant to the normal standards and guidelines published from time to time by USG&E.

          (h) Withholding. All payments made to the Employee hereunder shall be made net of any applicable withholding for income taxes and the Employee's share of FICA, Medicare or other taxes. USG&E shall withhold such amounts from such payments to the extent required by applicable law and remit such amounts to the applicable governmental authorities in accordance with applicable law.

     3. Early Termination.

          (a) Termination for Cause. At any time during the Term, USG&E shall have the right to terminate this Agreement and to discharge the Employee for Cause (as defined below). Such termination shall be effective upon delivery of written notice to the Employee specifying the facts giving rise to Cause. For purposes of this Agreement, Cause shall mean:

               (i) Employee's material breach of this Agreement which has a material adverse effect on USG&E, after Employee has been given written notice specifying such breach and Employee has failed to cure such breach within a reasonable time;


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               (ii) Employee's continuing failure or refusal to perform the duties and responsibilities of his office, and such failure or refusal has a material adverse effect on USG&E, after Employee has been given written notice specifying such failure or refusal and Employee has failed to cure such breach within a reasonable time;

               (iii) Employee's gross negligence or willful misconduct in the performance of his duties hereunder,

               (iv) Employee's commission of an act of dishonesty adversely affecting USG&E or the commission of an act constituting common law fraud or a felony, or

               (v) Employee's willful and intentional commission of an act (other than the good faith exercise of his business judgment in the performance of his duties) causing material harm or loss to USG&E or its business reputation.

If at any time during the Term Employee is terminated for Cause, Employee shall receive his Salary through the date of Termination and USG&E shall thereafter have no further obligation to Employee. If Employee is terminated for Cause and thereafter it is determined that Cause did not exist, the Employee shall receive the compensation provided in Subsection 3(b) below as if he had been terminated without Cause.

          (b) Without Cause. At any time during the Term, USG&E shall have the right to terminate this Agreement and to discharge Employee without Cause, such termination to be effective upon delivery of written notice of termination to Employee. Upon any such termination by USG&E without Cause, and provided that Employee is otherwise in compliance with the provisions of Sections 4 and 5 below, Employee shall be entitled to receive:

               (i) his Salary, plus any accrued but unpaid Bonus, through the date of termination; plus

               (ii) for each month remaining in the Term, an amount equal to the monthly portion of his Salary, when and as the same would have been due and payable hereunder but for such termination; plus

               (iii) any Bonus that is earned during the year in which the termination occurs, to be paid when and if USG&E meets the bonus targets previously established for that particular year; plus

               (iv) continuing coverage for health, disability, dental or life insurance from USG&E's then existing fringe benefit programs for the remaining term of the Agreement; provided, however, that USG&E's obligation shall end on the date on which the Employee becomes covered by comparable benefits by a subsequent employer; plus


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               (v) all stock option grants, restricted stock grants or other equity grants issued during the term of this Agreement, will immediately vest and such securities to the extent they are options to purchase equity of the Company, will remain exercisable for the lesser of the unexpired term of the option without regard to the termination of Employee's employment or two (2) years from the date of termination of employment.

Upon payment of such amounts hereunder, USG&E shall not have any further obligations to Employee hereunder.

          (c) Voluntary Resignation. If Employee should resign voluntarily, he will receive his Salary through the date of termination and thereafter USG&E shall have no further obligation to Employee hereunder. Notwithstanding the foregoing, if Employee voluntarily resigns for "Good Reason," such resignation shall be treated as a termination without Cause under Subsection 3(b) above. For purposes of this Agreement, Good Reason shall mean a termination by Employee of his employment with USG&E based upon a significant demotion or material adverse change in Employee's duties and responsibilities, or a move of USG&E's headquarters by more than 50 miles, unless any such changes have previously been agreed to in writing by Employee.

          (d) Death or Disability. At any time during the Term if Employee is unable to perform his duties and responsibilities as provided herein, due to his death or due to a physical or mental disability for more than ninety (90) days, USG&E upon written notice may terminate this Agreement and USG&E shall not have any further obligations hereunder from and after the date of such termination.

     4. Restrictive Covenants. In consideration of USG&E's obligations hereunder, Employee agrees that:

          (a) during the Term and for a period of one (1) year thereafter, Employee shall not, directly or indirectly, on behalf of himself or any other, alone or as a partner, joint venture, officer, director, member, manager, employee, consultant, agent, independent contractor or shareholder of, or lender to, any company or business, engage in any business directly or indirectly in competition with the business of USG&E, or any subsidiary or affiliate of USG&E, as such business now exists or as it may exist at the time of termination of Employee's employment; provided, however, that, the beneficial ownership of less than five percent (5%) of the shares of stock of any other corporation having a class of equity securities actively traded on a national securities exchange or over-the-counter market shall not be deemed, in and of itself, to violate the prohibitions of this Section 4;

          (b) during the Term and for a period of one (1) year thereafter, Employee shall not, directly or indirectly, on behalf of himself or any other, alone or as a partner, joint venture, officer, director, member, manager, employee, consultant, agent, independent contractor or shareholder of, or lender to, any company or business, (i) induce or attempt to induce any individual or entity which, during the immediately preceding one (1) year period, has been a customer of USG&E (a "Customer") to patronize any other energy service company
(ESCO) which directly or indirectly competes with the business conducted by USG&E, or any subsidiary


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or affiliate of USG & E; or (ii) request or advise any Customer or any vendor, supplier, contractor, consultant or other provider to USG&E or its affiliates of products or services to withdraw, curtail or cancel its business relationship with USG&E, its subsidiaries and affiliates, or its or their successors;

          (c) during the Term and for a period of one (1) year thereafter, Employee shall not, directly or indirectly, on behalf of himself or any other, alone or as a partner, joint venture, officer, director, member, manager, employee, consultant, agent, independent contractor or shareholder of, or lender to, any company or business, employ, knowingly permit any company or business directly or indirectly controlled by him to employ, or in any manner induce or attempt to induce to leave his or her employment with USG&E or a subsidiary or affiliate of USG&E, any person who is or was employed by USG&E or any affiliate or subsidiary of USG&E during the immediately preceding three (3) month period; and

          (d) Except as set forth below, the restrictive covenants ("Restrictive Covenants) contained in subsections 4(a), (b) and (c) above, shall only apply to the extent that USG&E is paying compensation to the Employee during the period of the Restrictive Covenants. Such compensation shall either be payable under
Section 3(b) above (during periods in which payments are due because of a termination without Cause) or if no such payments are due hereunder because the Term of the Agreement has expired, so long as USG&E continues during the period of the Restrictive Covenants to pay Employee his Salary (when it would have been payable but for the termination of Employment) and also continues Employee's coverage for health, disability, dental or life insurance from USG&E's then existing fringe benefit programs for such one-year restrictive covenant period; provided, however, that USG&E's obligation in that regard shall end on the date on which the Employee becomes covered by comparable benefits by a subsequent employer. Notwithstanding, if Employee voluntarily resigns as an employee of USG&E (in a situation where such resignation is not for Good Reason), or if Employee is terminated with Cause, the Restrictive Covenants contained in this
Section 4 shall apply to Employee even though Employee is not entitled to receive any compensation from USG&E during the period of the Restrictive Covenants.

     5. Confidentiality. Employee agrees that at all times during and after the Term, the Employee shall (i) hold in confidence and refrain from disclosing to any other party all information, whether written or oral, tangible or intangible, of a private, secret, proprietary or confidential nature, of or concerning USG&E, its subsidiaries and affiliates, and its and their business and operations, and all files, letters, memoranda, reports, records, computer disks or other computer storage medium, data, models or any photographic or other tangible materials containing such information, including, without limitation, any technical specifications, any sales, promotional or marketing plans, programs, techniques, practices or strategies, any expansion plans (including existing entry into new geographic and/or product markets), and any customer lists ("Confidential Information"), (ii) use the Confidential Information solely in connection with his employment with USG&E and for no other purpose, (iii) take all reasonable precautions necessary to ensure that the Confidential Information shall not be, or be permitted to be, shown, copied or disclosed to third parties, without the prior written consent of USG&E, and (iv) observe all security policies implemented by USG&E from time to time with respect to the Confidential Information. In the event that Employee is ordered to disclose any Confidential Information, whether in a legal or regulatory proceeding or otherwise, Employee shall provide


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USG&E with prompt notice of such request or order so that the USG&E may seek to prevent disclosure. In the case of any disclosure, the Employee shall disclose only that portion of the Confidential Information that he is ordered to disclose.

     6. Acknowledgments of the Parties. The parties agree and acknowledge that the restrictions contained in Sections 4 and 5 are reasonable in scope and duration and are necessary to protect USG&E and that the advantages to Employee of this Agreement are sufficient consideration to Employee for Employee's agreement to such restrictions. If any provision of Section 4 or 5 as applied to any party or to any circumstance is adjudged by a court to be invalid or unenforceable, the same shall in no way affect any other circumstance or the validity or enforceability of any other provision of this Agreement. If any such provision, or any part thereof, is held to be unenforceable because of the duration of such provision or the area covered thereby, the parties agree that the court making such determination shall have the power to reduce the duration and/or area of such provision, and/or to delete specific words or phrases, and in its reduced form, such provision shall then be enforceable and shall be enforced. Employee agrees and acknowledges that the breach of Section 4 or 5 will cause irreparable injury to USG&E and upon Employee's breach of any provision of such Sections, USG&E shall be entitled to injunctive relief, specific performance or other equitable relief; provided, however, that this shall in no way limit any other remedies which USG&E may have.

     7. Notices. All notices, requests, demands, claims and other communications hereunder shall be in writing and shall be deemed given on the date delivered if delivered by certified or registered mail (first class postage pre-paid) or guaranteed overnight delivery and on the date sent if sent by facsimile transmission if such transmission is confirmed by delivery by certified or registered mail (first class postage pre-paid) or guaranteed overnight delivery, in each case to the following addresses and facsimile numbers (or to such other addresses or telecopy numbers which such party shall designate in writing to the other party): (a) if to USG&E: U.S. Gas and Electric, Attn: Chairman, 290 NW 165th Street, Penthouse 5, North Miami Beach, Florida 33169, with a copy to Philip B. Schwartz, Esq., Akerman Senterfitt, One SE Third Avenue, Miami, Florida, 33131; and (b) if to Employee at the address and facsimile number listed in Employee's personnel information on file in USG&E's personnel office. Either party may change its address and facsimile numbers for notification purposes by complying with this Section 7.

     8. Amendment; Waiver. This Agreement may not be modified, amended, supplemented, canceled or discharged, except by written instrument executed by all parties. No failure to exercise, and no delay in exercising, any right, power or privilege under this Agreement shall operate as a waiver, nor shall any single or partial exercise of any right, power or privilege hereunder preclude the exercise of any other right, power or privilege. No waiver of any breach of any provision shall be deemed to be a waiver of any preceding or succeeding breach of the same or any other provision, nor shall any waiver be implied from any course of dealing between the parties. No extension of time for performance of any obligations or other acts hereunder or under any other Agreement shall be deemed to be an extension of the time for performance of any other obligations or any other acts. The rights and remedies of the parties under this Agreement are in addition to all other rights and remedies, at law or equity, that they may have against each other.


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     9. Assignment. This Agreement, and Employee's rights and obligations hereunder, may not be assigned or delegated by him. The rights and obligations of USG&E under this Agreement shall inure to the benefit of and be binding upon their respective successors and assigns.

     10. Severability; Survival. In the event that any provision of this Agreement is found to be void and unenforceable by a court of competent jurisdiction, then such unenforceable provision shall be deemed modified so as to be enforceable (or if not subject to modification then eliminated herefrom) for the purpose of those procedures to the extent necessary to permit the remaining provisions to be enforced. The provisions of Sections 4, 5, 9 and 10 will survive the termination of this Agreement.

     11. Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original but all of which together shall constitute one and the same instrument.

     12. Governing Law. This Agreement shall be construed in accordance with and governed for all purposes by the laws of the State of Florida.

     13. Entire Agreement. This Agreement contains the entire understanding of the parties in respect of its subject matter and supersedes all prior agreements and understandings (oral or written) between or among the parties with respect to such subject matter.

     14. Headings. The headings of Paragraphs and Sections are for convenience of reference and are not part of this Agreement and shall not affect the interpretation of any of its terms.

     15. Construction. This Agreement shall be construed as a whole according to its fair meaning and not strictly for or against any party. The parties acknowledge that each of them has reviewed this Agreement and has had the opportunity to have it reviewed by their respective attorneys and that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not apply in the interpretation of this Agreement.

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     IN WITNESS WHEREOF, the parties have executed or caused to be executed this
Agreement as of the date first above written.

                                        U.S. GAS AND ELECTRIC, INC.


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


                                        EMPLOYEE


                                        ----------------------------------------
                                        Douglas Marcille


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